Exhibit 3.1

CMGI, INC.

AMENDMENT NO. 1 TO RESTATED BY-LAWS OF CMGI, INC.

The Restated By-Laws of CMGI, Inc., a Delaware corporation (the “By-Laws”), are hereby amended as follows:

1. The first two sentences of Article VIII, Section 1. of the By-Laws are hereby amended by deleting such sentences in their entirety and substituting in lieu thereof these new sentences:

“The interests of each stockholder of the Corporation may be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Shares of the stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. The certificates of stock of each class, if any, shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board, if any, or the President, or an Executive Vice President or a Vice President and by the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof.”

2. The first sentence of Article VIII, Section 2. of the By-Laws is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof this new sentence:

“The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates (if such shares are certificated), or upon proper instructions from the holder of uncertificated shares, for the same number of shares, with an assignment and power of transfer endorsed thereon or attached hereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require.”

3. Paragraphs (a) and (b) of Section 5 of Article VIII of the By-laws are hereby amended by deleting such paragraphs in their entirety and substituting in lieu thereof these new paragraphs:

“(a) The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate (or uncertificated shares) ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such penal sum and in such form as he may deem advisable, and with a surety or sureties approved by him, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate (or uncertificated shares) in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed or such same number of uncertificated shares shall be issued, and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate (if such shares are certificated) upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar. In case of the surrender of the original certificate, in lieu of which a new certificate (or uncertificated shares) has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate (or uncertificated shares) may be surrendered; or

(b) The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock, or uncertificated shares, to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

4. Section 3 of Article VIII of the By-Laws is hereby deleted in its entirety.